SECURITIES AND EXCHANGE COMMISSION
                            Washington, D. C.  20549


                                    FORM 8-K



                                 CURRENT REPORT



                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934



                          Date of Report:  May 26, 1995



                                LG&E ENERGY CORP.
             (Exact name of registrant as specified in its charter)


                  Kentucky           1-10568          61-1174555
               (State or other     (Commission     (I.R.S. Employer
               jurisdiction of    File Number)    Identification No.)
               incorporation)


                              220 West Main Street
                                 P.O. Box 32030
                              Louisville, KY 40232
                    (Address of principal executive offices)


                                 (502) 627-2000
                         (Registrant's telephone number)

Item 5.  Other Events.

On May 15, 1995, LG&E Energy Corp. ("LG&E Energy") closed its previously announced acquisition of Hadson Corporation, the Dallas-based natural gas marketing, gathering and processing company ("Hadson"), for $143 million, plus transaction related costs and expenses. The acquisition involves all of Hadson's subsidiaries, including its natural gas marketing subsidiary, and its 1,300 miles of gas gathering systems, gas transmission systems, and gas processing and storage facilities. Hadson has marketing contracts and agreements with local distribution companies or industrial users in 36 states. Santa Fe Energy Resources, Inc. ("Santa Fe") and The Prudential Insurance Company of America ("Prudential"), which together owned 65% of Hadson's common stock, sold all of their Hadson equity securities and long-term debt to subsidiaries of LG&E Energy. An LG&E Energy subsidiary purchased the 65% of common stock held by Prudential and Santa Fe, and separately acquired all remaining Hadson common stock at a price of $2.75 per share. The acquisition was consummated pursuant to a merger agreement between Hadson and the LG&E Energy subsidiary, making Hadson a subsidiary of LG&E Energy.

Item 7(c).  Exhibits Filed.

Exhibit
Number               Description

99.01 News Release dated May 15, 1995, announcing the closing of the acquisition of Hadson Corporation by LG&E Energy Corp.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

LG&E ENERGY CORP.
Registrant

Date:  May 26, 1995                   /s/ Charles A. Markel, III
                                      Charles A. Markel, III
                                      Corporate Vice President, Finance
                                      and Treasurer
                                      (On behalf of the registrant in his
                                      capacity as Principal Financial Officer)